UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2008

DOMINION HOMES, INC.

(Exact Name of Registrant as Specified in Charter)

Ohio	0-23270	31-1393233
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 Tuttle Crossing Boulevard, P.O. Box 4900, Dublin, Ohio	43016-0993
(Address of Principle Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 356-5000

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On April 30, 2008, Dominion Homes, Inc. (the “Company”) received notices of exercise with respect to certain warrants dated December 29, 2006 (the “Warrants”), held by Silver Oak Capital, L.L.C. (“Silver Oak”) and SPCP Group, LLC (“SPCP”), for the aggregate issuance of 1,538,235 common shares of the Company (“Warrant Shares”). In lieu of paying the aggregate exercise price of $0.01 per Warrant Share, Silver Oak and SPCP each elected the cashless exercise option under the Warrants. As a result, Silver Oak and SPCP each forfeited 13,984 Warrant Shares with a fair market value of $0.55 per Warrant Share, and received 755,133 and 755,134 Warrant Shares, respectively, upon the exercise of the Warrants. The Company did not receive any cash proceeds from the transactions.

The issuance of Warrant Shares to each of Silver Oak and SPCP was made in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), because such issuances did not involve a public offering of securities. The Warrant Shares constitute “restricted securities” under the Act. Both transactions involved the exercise of contractual rights held by Silver Oak and SPCP pursuant to the terms of the Warrants, and did not result from any selling efforts by the Company. No underwriter or placement agent participated in, nor did the Company pay any commissions or fees to any underwriter or placement agent, in connection with the exercise transactions.

Additional Information and Where to Find It

In connection with the proposed Merger (as defined in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on January 22, 2008) and required shareholder approval, the Company has filed with the SEC a preliminary proxy statement and will file with the SEC a definitive proxy statement. The definitive proxy statement will be mailed to the shareholders of the Company. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE MERGER AGREEMENT. When these documents become available, the Company’s shareholders may obtain free copies of them and other documents filed with the SEC at the SEC’s web site at http://www.sec.gov. In addition, the Company’s shareholders may also obtain copies of the documents filed by the Company with the SEC by directing a request by mail or telephone to Dominion Homes, Inc., Attn.: Secretary, 4900 Tuttle Crossing Boulevard, Dublin, OH 43016, telephone: (614) 356-5000, or by going to the Company’s Investors page on its corporate web site at http://www.dominionhomes.com.

Participants in the Solicitation

The Company and its officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger. Shareholders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the Merger, which may be different than those of the Company’s shareholders generally, by reading the preliminary and definitive proxy statements regarding the Merger, when filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION HOMES, INC.

Date: May 2, 2008	By	/s/ William G. Cornely
William G. Cornely,
Executive Vice President — Finance, Chief Financial Officer and Chief Operating Officer

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